                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                            GODDARD INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)     Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------

     2)     Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ---------------------------------------------------------------------------

     4)     Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------

     5)     Total fee paid:
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|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)     Amount Previously Paid:
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     2)     Form, Schedule or Registration Statement No.:
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     3)     Filing Party:
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     4)     Date Filed:
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                            GODDARD INDUSTRIES, INC.
                              705 PLANTATION STREET
                         WORCESTER, MASSACHUSETTS 01605

                            NOTICE OF SPECIAL MEETING
                                       OF
                                  STOCKHOLDERS
                           TO BE HELD OCTOBER 31, 2001

To:    The Stockholders of
       Goddard Industries, Inc.

       Notice is hereby given that the Special Meeting of Stockholders of Goddard Industries, Inc., a Massachusetts corporation, will be held on October 31, 2001 at 10 a.m. at 705 Plantation Street, Worcester, Massachusetts 01605 for the following purposes:

       1. To amend the corporation's Restated Articles of Organization to increase the number of shares of the corporation's common stock authorized to be issued from 3,000,000 to 12,000,000 shares;

       2. To amend the corporation's Restated Articles of Organization to authorize 3,000,000 shares of a new class of preferred stock undesignated as to series; and

       3. To consider and act upon any matters incidental to the foregoing purpose and any other matters which may properly come before the meeting or any adjournments thereof.

       Information regarding matters to be acted upon at the Special Meeting of Stockholders is contained in the proxy statement attached to this notice.

       Only stockholders of record at the close of business on September 14, 2001 are entitled to notice of, or to vote at, the meeting or any adjournments thereof.

                                         By Order of the Board of Directors

                                         Joel M. Reck, CLERK
WORCESTER, MASSACHUSETTS
OCTOBER 12, 2001

       YOU ARE CORDIALLY INVITED TO ATTEND THIS MEETING IN PERSON, BUT IF YOU CANNOT DO SO, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE. FOR YOUR CONVENIENCE, WE HAVE PROVIDED A REPLY ENVELOPE THAT NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

                            GODDARD INDUSTRIES, INC.
                                 PROXY STATEMENT

                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 31, 2001


       This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Goddard Industries, Inc. (the "Company") for use at the Special Meeting of Stockholders to be held at 10:00 a.m. on October 31, 2001 at the corporate headquarters of the Company located at 705 Plantation Street, Worcester, Massachusetts, and at any adjournment or adjournments thereof (the "Meeting"). Solicitation of proxies may be made in person or by mail, telephone or telegram by directors, officers and regular employees of the Company, for which no additional compensation will be received. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse the forwarding expense. All costs of preparing, printing, assembling and mailing the form of proxy and proxy statement will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to the stockholders on or about October 12, 2001. The principal executive offices of the Company are located at 705 Plantation Street, Worcester, Massachusetts 01605.

       Only stockholders of record at the close of business on September 14, 2001 are entitled to notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 2,160,684 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Each share of Common Stock is entitled to one vote on all matters to come before the Meeting. Under Massachusetts law and the Company's By-laws, all shares present or represented by proxy, whether they vote or abstain, will be counted as present for purposes of determining a quorum and for purposes of determining the number of shares present and entitled to vote. Because the affirmative vote of a majority of all capital stock outstanding and entitled to vote is required to approve the proposed amendment to the Company's Restated Articles of Organization (the "Charter") to increase the number of shares of Common Stock authorized to be issued and the affirmative vote of two-thirds of all capital stock outstanding and entitled to vote is required to approve the proposed amendment to the Charter to authorize a new class of Preferred Stock, $.01 par value per share (the "Preferred Stock"), abstentions and broker non-votes will have the effect of a vote against each of those proposals.

       The enclosed proxy, if executed and returned, will be voted as directed on the proxy and, in the absence of such direction, for the proposals to amend the Charter to increase the authorized Common Stock and to authorize the Preferred Stock, and in accordance with their best judgment by the proxies if any other matter shall properly come before the Meeting. The proxy may be revoked at any time prior to exercise by filing with the Clerk of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting. The Board of Directors knows of no matters, other than the proposals to amend the Charter to increase the authorized Common Stock and to authorize the Preferred Stock, to be presented for consideration at the Meeting.

                                 PROPOSAL NO. 1
                              PROPOSAL TO INCREASE
                             AUTHORIZED COMMON STOCK

       The Company's Charter presently authorizes the Company to issue 3,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), and no shares of preferred stock. On September 7, 2001, the Board of Directors unanimously approved a proposal to amend the Company's Charter to increase the number of shares of its Common Stock authorized to be issued from 3,000,000 to 15,000,000 shares, which increase was subsequently modified on September 26, 2001 to 12,000,000 shares.

       The Board of Directors believes that the approval of the proposed amendment to the Charter to increase the number of authorized shares of Common Stock is necessary to promote the welfare of the Company and its shareholders generally. The Board of Directors believes that increasing the number of shares of Common Stock authorized for issuance will provide additional flexibility and enable the Company to raise capital, make acquisitions, refinance indebtedness, and accomplish other corporate objectives in response to market conditions or growth opportunities as and when they become available.

       If approved by the Company's stockholders, the proposed amendment to increase the authorized Common Stock will become effective upon filing of Articles of Amendment with the Massachusetts Secretary of State. It is the intent of the Board of Directors that that will occur as soon as practicable following the Meeting, although the Board may abandon or delay the amendment at any time prior to the effective date of the Articles of Amendment if for any reason the Board deems it advisable.

REASONS FOR AND EFFECT OF THE PROPOSED AMENDMENT

       The Board of Directors proposes to increase the number of shares of Common Stock authorized for issuance from 3,000,000 shares to a maximum of 12,000,000 shares. If the proposed amendment is approved by the Company's stockholders, the additional shares of Common Stock would become part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding.

       The proposed increase in the number of shares of Common Stock authorized for issuance will provide the Company with the flexibility necessary to enable it to (a) raise additional capital through one or more public offerings or private placements of shares of Common Stock or options, warrants, convertible debt, convertible preferred stock, or other securities exercisable or convertible into shares of Common Stock; (b) acquire additional assets or businesses by using shares of Common Stock for a portion or all of the consideration paid to the sellers; (c) repay existing indebtedness by issuing shares of Common Stock in lieu of cash; (d) attract and retain directors, officers, and key employees and motivate such persons to exert their best efforts on behalf of the Company by issuing options to acquire shares of Common Stock; or (e) make stock dividends to existing shareholders.

       As of September 25, 2001, there were 2,160,684 shares of Common Stock issued and outstanding. In addition, as of that date, an aggregate of 600,000 shares of Common Stock were reserved for issuance pursuant to the Company's Equity Incentive Plan, an additional 62,000 shares were reserved for issuance under individual option agreements, and 150,000 shares were reserved for possible issuance under a contingent option granted in connection with an acquisition. Accordingly, only 27,316 shares remained available for issuance for any other purpose.

       Two years ago, the Company's Board of Directors approved a strategic growth plan that focuses the Company's resources on its strengths in valve technology and manufacturing, particularly in cryogenic valves. That plan calls for investment in product lines and businesses which would expand the Company's position in cryogenic and industrial valve markets throughout the world, and disposition of all non-manufacturing assets. As the first step in this process, in July 1999, the Company sold its former plumbing supplies distribution business, Webstone Company, Inc. At the same time, the Company began actively to seek acquisition candidates that fit its new strategy, and in November, 2000 acquired substantially all the assets of Mack Valves Pty Ltd of Melbourne, Australia. In May 2001, the Company established a branch office in Oxford, England to seek out, acquire, and manage a European base of operations and establish sales channels for the Company's cryogenic, water and industrial products in Europe.

       While the Company has held discussions with one or more possible acquisition candidates, at the present time it has no binding commitments and there is no acquisition transaction which is probable to occur that would require the issuance of any additional capital stock. The Company's present intent would be to use bank financing rather than to issue stock to finance the transactions with those candidates with which it has had discussions to date. However, it may not be possible to obtain such bank financing, and there are also other possible acquisition targets which might in the future require the issuance of additional stock. If any such acquisitions are consummated, the Company also expects that stock options may also need to be granted to key employees of the acquired businesses as part of such transactions. Accordingly, the Board of Directors believes it would be in the Company's best interest to have additional shares of authorized Common Stock available to enable the Company to take advantage of opportunities for possible future acquisitions. If such opportunities arise in the future, significant amounts of Common Stock could be issued by the Company's Board of Directors without further authorization by the Company's stockholders.

       In August, 2001, the Company engaged an investment banking firm to act as placement agent to assist the Company in conducting a private placement. The Company anticipates that this private placement could involve the issuance of up to 3,000,000 shares of its Common Stock plus warrants to purchase an equal number of shares of Common Stock. The money raised from the private placement would be used to finance the acquisition of businesses pursuant to the Company's growth strategy, to reduce indebtedness, and for general working capital purposes. However, unless an increase in authorized capital is approved, the Company will not have sufficient shares available to complete any private placement transaction.

       In addition, the proposed increase in authorized Common Stock will provide the Company with the flexibility to grant stock options to existing employees or to employees of acquired businesses in order properly to align their interests with those of stockholders in seeking increased shareholder value. The Board of Directors presently anticipates that it will submit proposals to the stockholders at the 2002 Annual Meeting with respect to employee benefit plans.

       If Proposal No. 1 is approved and a private placement of the presently anticipated size is completed, then after completion of that transaction there would be approximately 7,000,000 shares of Common Stock either outstanding or reserved for future issuance. However, the Board of Directors would expect that additional Common Stock will be required for acquisitions, employee benefit plans and the other uses described above. Accordingly, the Board of Directors believes that an increase in the number of shares of authorized Common Stock to 12,000,000 is appropriate and in the best interests of the Company and its shareholders generally.


OTHER POTENTIAL EFFECTS OF THE PROPOSED AMENDMENT

       In deciding whether to issue additional shares of Common Stock, the Board of Directors will carefully consider the effect of the issuance on the operating results of the Company and its existing shareholders. The increase in the authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, upon approval of the proposed amendment to the Charter and the filing of Articles of Amendment with the Massachusetts Secretary of State, the authorized shares of Common Stock will be available for issuance by action of the Board of Directors for any of the reasons described above or for any other corporate purpose. With the exception of certain extraordinary issuances, no further shareholder approval will be required before the Company can complete any of the transactions described above. To the extent that the additional authorized shares are issued in the future, they will decrease existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to existing stockholders. Stockholders of the Company do not now have preemptive rights to subscribe for or purchase additional shares of Common Stock, and the stockholders will have no preemptive rights to subscribe for or purchase any of the additional shares authorized by the proposed amendment. Any issuance of additional stock also could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock.

       In addition, an increase in the number of shares of Common authorized could have the effect of making a takeover more difficult, as discussed more fully under Proposal No. 2 below.

VOTE REQUIRED

       The affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote is required for adoption of Proposal No. 1.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF PROPOSAL NO. 1 TO INCREASE THE AUTHORIZED COMMON STOCK.


                                 PROPOSAL NO. 2
                              PROPOSAL TO AUTHORIZE
                               NEW PREFERRED STOCK

       On September 26, 2001, the Board of Directors unanimously approved a proposal to amend the Company's Charter to authorize 3,000,000 shares of a new class of Preferred Stock, $.01 par value per share, which may be issued in one or more series from time to time as determined by the Board of Directors, with such preferences, voting powers, qualifications and special or relative rights or privileges as the Board of Directors may determine. Article III of the Company's Charter would be amended to establish a new class of Preferred Stock and authorize issuance of 3,000,000 shares, and Article IV of the Company's Charter, setting forth the terms of both the Common Stock and the Preferred Stock, would be added to read as set forth in "Appendix A" to this Proxy Statement.

       If approved by the Company's stockholders, the proposed amendment to create a class of Preferred Stock will become effective upon filing of Articles of Amendment with the Massachusetts Secretary of State. It is the intent of the Board of Directors that that will occur as soon as practicable following the Meeting, although the Board may abandon or delay the amendment at any time prior to the effective date of the Articles of Amendment if for any reason the Board deems it advisable.

       REASONS FOR AND EFFECT OF THE PROPOSED AMENDMENT

       The Company's Charter currently does not authorize the issuance of any shares of preferred stock. The Board of Directors believes that, in certain instances, it would be advantageous to the Company and its shareholders to have the flexibility to issue shares of preferred stock instead of Common Stock or debt securities. The Company may not be able to, and does not desire to, raise the entire amount of funds needed to expand the Company from additional borrowings. Further, the Company's current credit facility places limitations on the Company's ability to incur additional indebtedness. In addition, the Company recognizes that it may not be able to issue additional shares of Common Stock at certain times as a result of market conditions or lack of market demand. The Company believes that the ability to issue one or more series of preferred stock would provide a new source of capital and enhance its ability to make acquisitions.

       The proposed amendment to the Charter would authorize the Board of Directors to approve the issuance of one or more series of Preferred Stock and to establish the terms for such Preferred Stock as the Board of Directors may deem appropriate. No further shareholder approval would be required for the authorization and issuance of such Preferred Stock unless otherwise required by applicable laws. As described below, those terms may include preferential dividend rights, voting rights, and liquidation rights. The Board of Directors believes that this flexibility is necessary in order to enable it to tailor the specific terms of any series of Preferred Stock that may be issued to meet market conditions and financing or acquisition opportunities as they arise without the expense, delay, and uncertainty that may be encountered in calling a meeting of the Company's shareholders to approve the terms of any specific series of Preferred Stock. The Board of Directors also believes that, as a practical matter in today's financial markets, it seldom is practicable to delay potential issuances of preferred stock for the period that would be necessary to obtain shareholder approval of any particular series of Preferred Stock.

       The Board of Directors will have broad discretion with respect to designating and establishing the terms of each series of Preferred Stock prior to its issuance. Under the proposed amendment, the Board of Directors will have authority to set or change the dividend rate, if any, time of payment, and whether dividends are cumulative on any shares of Preferred Stock. As a result, the holders of Preferred Stock may receive payment of dividends from the Company at times when no dividends are paid on the Company's Common Stock or the amount of any dividends paid on the Company's Common Stock may be less than the amount paid to such Preferred Stock. The Board of Directors also will have authority to determine whether any shares of Preferred Stock will have voting rights in addition to the voting rights provided by law and, if so, the extent of such rights, including the right to elect one or more members of the Company's Board of Directors. Under the proposed amendment, the Board of Directors also will have authority to determine (i) whether shares of a series will be redeemable and, if so, the redemption price, sinking fund provisions, and other terms and conditions for redemption; (ii) whether shares of a series will be convertible into or exchangeable for shares of Common Stock or any other preferred stock and, if so, the terms and conditions of such conversion or exchange; and (iii) the liquidation rights of such shares in the event of a liquidation, dissolution, or winding up of the Company, which may be prior in right of payment to the rights of holders of Common Stock.

       The Company currently does not have any plans to issue shares of Preferred Stock. The Board of Directors believes, however, that the ability to issue Preferred Stock may be helpful in structuring financings or acquisitions (including those described under Proposal No. 1) in the future for the reasons described above.

OTHER POTENTIAL EFFECTS OF THE PROPOSED AMENDMENT

       In deciding whether to issue shares of Preferred Stock, the Board of Directors will carefully consider the terms of such capital stock and the effect of the issuance on the operating results of the Company and its existing shareholders. With the exception of stock dividends, issuances of one or more series of Preferred Stock may result in dilution to the investments of existing shareholders.

       In addition, issuances of Preferred Stock (as well as Common Stock) could be used to discourage or make more difficult a business combination or an attempt to obtain control of the Company that is not approved by the Company's Board of Directors, even when those attempts may be in the best interests of some or all of the Company's shareholders. In addition, certain provisions in the Company's By-laws and certain provisions of Massachusetts law relating to business combinations with interested shareholders may create a potential restraint on takeovers or other changes in control of the Company.

       Specifically, the Company's By-laws includes a provision requiring that stockholder proposals for certain transactions with related parties may only be approved by holders of 80% of the shares of stock entitled to vote on the proposal. In addition, the Company's By-laws and Massachusetts corporate law provide for the election of directors in staggered terms. These provisions may have the effect of preventing changes in the management of the Company. These provisions may make an unfriendly tender offer, proxy contest, merger or other change in control of the Company more difficult. These existing provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of the Company. These existing provisions are also designed to reduce the vulnerability of the Company to unsolicited acquisition proposals and to discourage certain tactics that may be used in proxy fights. However, the provisions could have the effect of discouraging others from making tender offers for the shares of Common Stock and, as a consequence, also may inhibit fluctuations in the market price of the shares of Common Stock which could result from actual or rumored takeover attempts.

       The Board of Directors did not propose this amendment for the purpose of discouraging mergers, tender offers, proxy contests or other changes in control of the Company and the Company is not aware of any specific effort to accumulate its Common Stock or to obtain control of the Company by means of a merger, tender offer, solicitation, or otherwise.

       No rights of appraisal or similar rights of dissenters exist with respect to this matter.

VOTE REQUIRED

       The affirmative vote of two-thirds of the shares of Common Stock outstanding and entitled to vote is required for adoption of Proposal No. 2 to authorize a new class of Preferred Stock.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF PROPOSAL NO. 2 TO AMEND THE COMPANY'S CHARTER TO AUTHORIZE A NEW CLASS OF PREFERRED STOCK.

                         *       *       *

BENEFICIAL OWNERSHIP

       The following table sets forth certain information, as of August 31, 2001, with respect to each of the directors, each executive officer who was included in the Summary Compensation Table in the Company's proxy statement for the last annual meeting, and all such persons as a group (6 persons) and each person known to the Company to own five percent or more of the Company's Common Stock. This table is based on information furnished by such persons.


                                           NUMBER OF SHARES OF COMMON STOCK
NAME                                             BENEFICIALLY OWNED (1)            PERCENT OF CLASS
----                                       --------------------------------        ----------------
Salvatore J. Vinciguerra                                252,300               (2)     10.6%
Dr. Jacky Knopp, Jr.                                     96,000               (3)     4.4%
Saul I. Reck                                            338,930               (4)     15.6%
Lyle E. Wimmergren                                       25,000               (5)     1.1%
Dr. Robert E. Humphreys                                 475,950               (6)     21.8%
Donald R. Nelson                                        118,400               (7)     5.4%
All executive officers and
directors as a group (6 persons)                      1,306,580                       52.1%
Joseph A. Lalli                                         183,550               (8)     8.5%
6 Middlemont Way
Stow, MA
Stanley A.  Goldstein  and Audrey I.                    117,500               (9)     5.4%
Goldstein
2 No. Montgomery Ave.,
Atlantic City, NJ

-----------

       (1) Unless otherwise noted, each person's address is c/o Goddard Industries, Inc., 705 Plantation Street, Worcester, Massachusetts 01605, and each person identified possesses sole voting and investment power with respect to the shares set forth opposite such person's name.

       (2) Includes options exercisable within 60 days to acquire 227,500 shares held by Mr. Vinciguerra.

       (3) Includes 32,000 shares owned by Dr. Knopp's wife, as to which he disclaims beneficial ownership, and options exercisable within 60 days to acquire 20,000 shares held by Dr. Knopp.

       (4) Includes 5,250 shares held by Mr. Reck's wife, as to which he disclaims beneficial ownership, and options exercisable within 60 days to acquire 15,000 shares held by Mr. Reck.

       (5) Consists of options exercisable within 60 days to acquire 20,000 shares held by Mr. Wimmergren.

       (6) Includes 217,650 shares as to which Dr. Humphreys has sole voting and dispositive power and 240,300 shares as to which Dr. Humphreys shares voting and dispositive power by virtue of a power of attorney over the investment accounts of seven persons. Dr. Humphreys and certain other persons, acting as a group, beneficially own an aggregate of 457,950 shares. Also includes options exercisable within 60 days to acquire 20,000 shares held by Dr. Humphreys. Dr. Humphreys' address is One Innovation Drive, Worcester, Massachusetts 01605.

       (7) Includes 19,900 shares owned jointly with Mr. Nelson's wife, 3,000 shares owned jointly with his father, and options exercisable within 60 days to acquire 42,500 shares held by Mr. Nelson.

       (8) Based upon information reported in Schedule 13D, Amendment No. 6 filed with the Securities and Exchange Commission. Mr. Lalli has sole voting and dispositive power over 154,050 shares and shared voting and dispositive power with his wife over 29,500 shares.

       (9) Based upon information reported in a Schedule 13G filed with the Securities and Exchange Commission. Mr. and Mrs. Goldstein share voting and dispositive power over 117,500 shares.

OTHER MATTERS TO BE ACTED UPON

       The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not itself intend to present any such matters. However, if any other matters shall properly come before the Meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

SHAREHOLDER PROPOSALS

       Shareholder proposals intended to be presented at the 2002 Annual Meeting and included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company on or before September 30, 2001 and should be addressed to Salvatore J. Vinciguerra, President, Goddard Industries, Inc., 705 Plantation Street, Worcester, MA 01605. If a proponent fails to notify the Company by December 11, 2001 of a non-Rule 14a-8 shareholder proposal which it intends to submit at the 2002 Annual Meeting, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

       IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                   APPENDIX A
                                   ----------

                                  AMENDMENT TO
                        RESTATED ARTICLES OF ORGANIZATION

                                   ARTICLE IV

       The classes of stock of the corporation authorized by Article III hereof shall have the preferences, voting powers, qualifications, and special or relative rights or privileges as to each class thereof and any series now established as set forth in this Article IV. Stock of any class or series authorized pursuant hereto may be issued from time to time by authority of the Board of Directors for such consideration as from time to time may be fixed by vote of the Board of Directors.

                             PART A -- COMMON STOCK

       The holders of the Common Stock shall be entitled to one vote per share and, subject to the rights and preferences of the holders of the Preferred Stock and any other class of stock ranking senior to or on a parity with the Common Stock, shall be entitled to dividends when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the corporation, to share ratably in the assets available for distribution to the holders of the Common Stock.

                            PART B -- PREFERRED STOCK

       SECTION 1. GENERAL. The Preferred Stock may consist of one or more series. The Board of Directors may, from time to time, establish and designate the different series and the variations in the relative rights and preferences as between the different series provided in Section 2 hereof, but in all other respects all shares of the Preferred Stock shall be identical. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

       SECTION 2. ESTABLISHMENT OF A SERIES. Subject to the provisions of this
Article IV, the Board of Directors is authorized to establish one or more series of Preferred Stock and, to the extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts, to fix and determine the preferences, voting powers, qualifications and special or relative rights or privileges of each series including, but not limited to:

            (a) the number of shares to constitute such series and the distinctive designation such series;

            (b) the dividend rate on the shares of such series and preferences, if any, and the special and relative rights of such shares of such series as to dividend;

            (c) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

            (d) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the corporation;

            (e) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

            (f) whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the corporation and, if so, the conversion price or ratio and other conversion rights;

            (g) the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

            (h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now and hereafter permitted by the laws of the Commonwealth of Massachusetts.

       Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time authorize the issuance of additional shares of the same series.

       SECTION 3. DIVIDENDS. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cash dividends at the rates fixed by the Board of Directors for the respective series, payable on such dates in each year as the Board of Directors shall fix for the respective series as provided in Section 2 (hereinafter referred to as "Dividend Dates"). Until all accrued dividends on each series of Preferred Stock shall have been paid through the last preceding Dividend Date of each such series, no dividend or distribution shall be made to holders of Common Stock other than a dividend payable in Common Stock of the corporation. Dividends on shares of any cumulative series of Preferred Stock shall accumulate from and after the day on which such shares are issued, but arrearages in the payment thereof shall not bear interest. Nothing herein contained shall be deemed to limit the right of the corporation to purchase or otherwise acquire at any time any shares of its capital stock.

       For purposes of this Article IV, the amount of dividends "accrued" on any shares of any cumulative series of Preferred Stock as at any Dividend Date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such Dividend Date, whether or not earned or declared. The amount of dividends "accrued" on any noncumulative series of Preferred Stock shall mean only those dividends declared by the Board of Directors, unless otherwise specified for such series by the Board of Directors pursuant to Section 2.

       SECTION 4. LIQUIDATION. Upon the voluntary or involuntary liquidation of the corporation, before any payment or distribution of the assets of the corporation shall be made to or set apart for any other class of stock, the holders of Preferred Stock shall be entitled to payment of the amount of the preference payable upon such liquidation of the corporation fixed by the Board of Directors for the respective series as provided in Section 2. If, upon any such liquidation, the assets of the corporation shall be insufficient to pay in full to the holders of the Preferred Stock the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of each series of Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. The voluntary sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the corporation, the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, shall not be deemed to be a liquidation of the corporation for the purpose of this Section 4.

       SECTION 5. RETIREMENT. Any shares of Preferred Stock which shall at any time have been redeemed, or which shall at any time have been surrendered for conversion or exchange or for cancellation pursuant to any sinking or purchase fund provisions with respect to any series of Preferred Stock, shall be retired and shall thereafter have the status of authorized and unissued shares of Preferred Stock undesignated as to series.

       SECTION 6. VOTING RIGHTS. The Common Stock shall have exclusive voting power except as required by law and except to the extent the Board of Directors shall, at the time any series of Preferred Stock is established, determine that the shares of such series shall vote (a) together as a single class with shares of Common Stock and/or with shares of Preferred Stock (or one or more other series thereof) on all or certain matters presented to the stockholders and/or upon the occurrence of any specified event or condition, and/or (b) exclusively on certain matters, or, upon the occurrence of any specified event or condition, on all or certain matters. The Board of Directors, in establishing a series of Preferred Stock and fixing the voting rights thereof, may determine that the voting power of each share of such series may be greater or less than the voting power of each share of the Common Stock or of other series of Preferred Stock notwithstanding that the shares of such series of Preferred Stock may vote as a single class with the shares of other series of Preferred Stock and/or with the shares of Common Stock.

PROXY                         GODDARD INDUSTRIES, INC.                     PROXY

       The undersigned hereby appoints Mr. Saul I. Reck and Mr. Salvatore J. Vinciguerra, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting of Stockholders of Goddard Industries, Inc. to be held on October 31, 2001 and at any adjournment or adjournments thereof, with all power which the undersigned may be entitled to vote at said meeting upon the following proposals more fully described in the notice of and proxy statement for the meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

1. Amendment of Restated Articles of Organization to increase the authorized number of shares of Common Stock from 3,000,000 shares to 12,000,000 shares.

|_| FOR the amendment       |_| AGAINST the amendment       |_| ABSTAIN

2. Amendment of Restated Articles of Organization to authorize 3,000,000 shares of Preferred Stock.

|_| FOR the amendment       |_| AGAINST the amendment       |_| ABSTAIN

(PLEASE FILL IN, DATE AND SIGN ON THE REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED IN FAVOR OF THE PROPOSAL.

                                         Dated: __________ __, 2001


                                         --------------------------------------
                                         Signature(s)

                                         --------------------------------------
                                         (SIGNATURES SHOULD BE THE SAME AS THE
                                         NAME PRINTED HEREON. EXECUTORS,
                                         ADMINISTRATORS, TRUSTEES, GUARDIANS,
                                         ATTORNEYS AND OFFICERS OF CORPORATIONS
                                         SHOULD ADD THEIR TITLES WHEN SIGNING.)